Exhibit 99.2

FAQ: Capital Plan Amendments

December 23, 2010

Please note that these FAQs are qualified in their entirety by reference to the Federal Home Loan Bank of Boston’s capital plan. Terms such as “eligible advances,” “excess stock pool,” “available excess stock pool,” “activity-based stock investment requirement,” “total stock investment requirement,” “Class B stock,” and “Class A stock” are defined within the Bank’s capital plan. Accordingly, the Bank recommends that members review the actual text of the capital plan. Additionally, please do not hesitate to contact your relationship manager with any specific questions.

What is the excess stock pool?

The excess stock pool is the collective amount of Class B stock that stands in excess of the Bank’s members’ aggregate total stock investment requirements. The Bank is setting aside a portion of the excess stock pool not to exceed the lower of: i) $250 million or ii) 25 percent of the excess stock pool. Shares can be utilized by members who would otherwise be required to purchase Class B shares to satisfy a deficiency in the member’s total stock investment requirement that would result from borrowing an eligible advance.

What is the purpose of the excess stock pool?

The Bank has in place a moratorium on repurchases of excess Class B stock shares from members and has not paid quarterly dividends since the fourth quarter of 2008, as we attempt to restore our retained earnings to an appropriate level. These policies have made some members who have little or no excess stock shares reluctant to borrow out of concern as to when and to what extent the Bank will resume paying dividends, as well as to when they might be able to liquidate any excess shares held.

Nonetheless, there are some members who would like to borrow more advances who would otherwise be required to purchase stock in order to satisfy the resulting increase in their total stock investment requirement. The excess stock pool provides a source from which these members can “borrow” shares that are not currently being used to support advances by their owners, thereby increasing advances utilization and helping the Bank’s bottom line.

Isn’t it unfair that someone else gets to use my excess shares?

We understand that the ongoing excess stock repurchase moratorium and the dividend suspension are costly and frustrating to members. For that reason, we are doing everything we can to get the Bank to the point where it can once again pay dividends and repurchase excess shares. To the extent that the Bank can lend advances that otherwise might not be borrowed, the additional earnings will help us eventually meet our retained earnings target that much sooner, which benefits all members.

Who has access to the excess stock pool?

In general terms, any member who would otherwise have to purchase additional Class B stock to support a new, eligible advance will be able to access the shares allotted from the excess stock pool to satisfy the increased activity-based stock investment requirement in an amount up to that member’s total amount of Class B stock owned.

What does it cost to participate in the excess stock pool?

There are no costs associated with participating in the excess stock pool.

Do members holding excess Class B stock lose any of their rights to that stock in light of the creation of the excess stock pool (i.e., dividends, voting rights, liquidation rights)?

Members who hold excess Class B stock retain all rights to that stock at all times. Correspondingly, members who utilize shares from the excess stock pool to satisfy deficiencies in their total stock investment requirements will receive no other right or benefit from the shares allocated to them from the excess stock pool.

If my institution has excess Class B stock holdings, can we still use those holdings to satisfy our activity-based stock investment requirement as needed?

Members who hold excess Class B stock retain all rights to that stock at all times, including the right to use excess stock holdings to support new advances or any other Bank product with a stock investment requirement.

Can I retain shares allocated from the excess stock pool after I repay the eligible advances that required the allocation?

No. At the start of each business day, the Bank will assess each member’s total stock investment requirement against the member’s holdings of stock. If the sum of the member’s own stock plus shares allocated from the excess stock pool exceeds the member’s total stock investment requirement, the difference will be reallocated from the member back to the available excess stock pool immediately for use by other members.

What if I don’t need shares from the excess stock pool now, but might need them in the future?  Will there be any left for me?

Shares are allocated to members from the excess stock pool on a first-come, first-served basis. However, to help ensure that the pool is accessible to a wide range of the membership over time, the capital plan limits the number of shares that can ever be allocated to one member to no more than 25 percent of the unallocated available excess stock pool at the time that an eligible advance is borrowed.

When the Bank reaches a point where it can once again repurchase excess stock, what will happen to the excess stock pool?

The excess stock pool will be discontinued on the earlier of either the date that the Bank resumes repurchasing excess stock from members or December 8, 2013. As of the date hereof, the Bank expects to consider providing notice of the discontinuance of the use of the excess stock pool on or about June 30, 2011. At the time the Bank provides such notice, members will be required to comply with the total stock investment requirement (either by purchasing shares or reducing their activity-based stock investment requirement) six months following the date of the notice of discontinuance.

Will I have to purchase Class B shares immediately upon termination of the excess stock pool?

The Bank will provide six months’ notice prior to the termination of the excess stock pool, at which time members will need to comply with their total stock investment requirement by either i) purchasing stock or ii) reducing their total stock investment requirement (such as by repaying advances). At the time of notice of termination of the excess stock pool, no further shares will be allocated from the excess stock pool. If all shares allocated to members from the excess stock pool are returned to the excess stock pool prior to the expiration of the six-month notification period, the Bank may elect to resume repurchases of excess Class B shares at that time.

As of the date hereof, the Bank expects to consider providing notice of the discontinuance of the use of the excess stock pool on or about June 30, 2011. At the time the Bank provides such notice, members will be required to comply with their total stock investment requirement six months following the date of the notice of discontinuance.

What is an ‘eligible advance’?

Any advance that is actively initiated by a member (as opposed to passively initiated advances such as IDEAL Way overdraft borrowings) and disbursed by the Bank is an eligible advance. To initiate an eligible advance, please contact the Money Desk at 1-800-357-3452.

Can I use Direct+ to initiate an eligible advance?

Not at this time. If you would like to initiate an advance and use shares from the excess stock pool to satisfy, in full or in part, a deficiency in the related activity-based stock investment requirement, please contact the Money Desk at 1-800-357-3452.

How can my organization access the excess stock pool?

The excess stock pool may be accessed only by borrowing an eligible advance that would otherwise require a purchase of Class B stock to maintain compliance with the resulting total stock investment requirement. For more information about accessing the excess stock pool, please contact your relationship manager.

What percentage of the membership has excess stock?

Approximately 90 percent of our membership currently holds excess stock. The excess stock pool is being used to encourage members who do not have excess stock to increase their business with the Bank without requiring further investment in Class B stock to satisfy their respective activity-based stock investment requirements.

Are there limitations on members’ use of the excess stock pool?

Yes, there are several limitations in place, including:

•                  limiting the amount of stock that can be allocated from the excess stock pool;

•                  requiring that eligible advances be disbursed no later than two business days following the date of request;

•                  limiting each member’s total access to the excess stock pool; and

•                  limiting the Bank products for which the excess stock pool can be used to satisfy the related activity-based stock investment requirements.

Please refer to the Bank’s capital plan for the full scope of these limitations.

How will I know how much of the excess stock pool my institution is using?

Your monthly capital stock activity report will inform you of your month-end allocation. Please note that the Direct+ calculator will not display the portion of the excess stock pool that your institution is using.

How can I find out how much of the excess stock pool is available for my institution?

At any time, you can contact the Money Desk (1-800-357-3452) to find out what is currently available for your institution.

How is Class A stock different from Class B stock?

•                  To be clear, the Bank does not intend to issue Class A stock at this time.

•                  Class A stock would only be used to satisfy a member’s activity-based stock investment requirement for new, eligible advances or the renewal of an existing eligible advance that is supported by the excess stock pool and/or Class A stock.

•                  Excess Class A stock would be redeemable on six months’ notice rather than five years’ notice, as is the case with Class B stock.

•                  Any dividends paid on Class A stock would be less than or equal to the dividends on Class B stock at that time.

•                  Class A stock would not have voting rights.

When will you issue Class A stock?

The Bank does not intend to issue Class A stock at this time. The Bank may issue Class A stock in the future to support eligible advances as an alternative to shares from the excess stock pool or Class B stock. If and when the Bank elects to begin issuing Class A stock, the Bank will notify members and provide additional information at that time.

This FAQ uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the Bank’s expectations as of the date hereof. The words “will,” “expect,” “likely,” and similar statements and their plural, negative, past, and progressive forms as well as statements about the Bank’s operating plan are used in this notification to identify some, but not all, of such forward-looking statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, changes in the Bank’s operating plan due to the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair-value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment spreads on mortgage assets. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.